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                                                                   EXHIBIT 99.B3


                               THIRD AMENDMENT TO
                      LOAN AGREEMENT DATED JANUARY 15, 1998
                                  BY AND AMONG

                            SAN JUAN PARTNERS, L.L.C.
                                       AND
                              BANK ONE, TEXAS, N.A.


                  This Third Amendment to Loan Agreement dated January 15, 1998, is entered into as of December 31, 1998 (this "Third Amendment") by and among SAN JUAN PARTNERS, L.L.C. ("Borrower"), and BANK ONE, TEXAS, N.A., a national banking association (the "Bank").

                               W I T N E S E T H:

                  Borrower and Bank entered into a Loan Agreement dated January 15, 1998, as amended by the First Amendment dated January 3, 1998 and the Second Amendment dated October 9, 1998 (the "Loan Agreement").

                  Borrower has requested that Bank revise the amount of the Commitment, and make certain other modifications to the Loan Agreement, and Bank is willing to do so subject to and conditioned upon the provisions of this Third Amendment.

                  NOW, THEREFORE, in consideration of the promises herein contained, and each intending to be legally bound hereby, the parties agree as follows:

I.         Amendments to Loan Agreement.

           Article I of the Loan Agreement is hereby amended by adding the following definition:

           "Third Amendment" means the Third Amendment to the Loan Agreement dated December 31, 1998.

           Section 2.08 of the Loan Agreement, as amended by the First and Second Amendments, is hereby amended by replacing the first sentence of that Section with the following text:

           The Borrowing Base is hereby established, effective October 1, 1998, as being (i) the Lessor of: (a) four dollars and thirty-seven cents ($4.37), or (b) fifty percent (50%) of the Current Market Price at which Trust Units trade, from time to time; times the number of Trust Units owned by Borrower and included in the Borrowing Base Property, not to exceed $26,500,000 as of October 1, 1998; provided, however, that the value allocated to each Trust Unit under subsection


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           (i)(a) above, shall be reduced by twelve cents ($.12) at the end of each fiscal quarter beginning December 31, 1998 and thereafter.

II.        Certain Waivers and Consents.

           Bank hereby consents to distributions to Borrower from the Cash Collateral Account in the aggregate amount of $587,000.00 that have been or will be made during calendar year 1998, and Bank waives any non-compliance with Section 5.20(c) of the Loan Agreement that otherwise would have resulted from such distributions, provided, however, that such distributions shall be deemed to be inclusive of the $25,000.00 per calendar quarter that Borrower is entitled to receive from the Cash Collateral Account pursuant to the proviso at the end of Section 5.20(c).

III. Conditions to Third Amendment. This Third Amendment shall not become effective until the following conditions have been satisfied:

           A. Bank shall have received multiple counterparts of the Third Amendment, as requested by Bank, duly executed on behalf of Borrower.

IV. Extent of Amendments. This Third Amendment shall not be deemed to be an amendment by Bank of any covenant, condition or obligation on the part of the Borrower under the Loan Agreement, as amended hereby, except as expressly set forth herein. In addition, this Third Amendment shall in no respect evidence any commitment by the Bank to grant any future amendments of any covenant, condition or obligation on the part of the Borrower under the Loan Agreement, as amended hereby. Any further amendments, waivers or consents must be specifically agreed to in writing in accordance with Section 8.12 of the Loan Agreement.

V. Reaffirmation of Representations and Warranties. To induce the Bank to enter into this Third Amendment, the Borrower hereby reaffirms, as of the date hereof, its representations and warranties contained in Article IV of the Loan Agreement and in all other documents executed pursuant thereto, and additionally represents and warrants as follows:

           A. The execution and delivery of this Third Amendment and the performance of Borrower of its obligations under this Third Amendment are within Borrower's power, have been duly authorized by all necessary LLC action, have received all necessary governmental approval (if any shall be required), and do not and will not contravene or conflict with any provision of law or of the charter, articles of organization or regulations of the Borrower or of any agreement binding upon Borrower.

           B. This Third Amendment represents the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with its terms subject as to


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           enforcement only to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally.

           C. Since the date of the Loan Agreement, no change, event or state of affairs has occurred and is continuing which would constitute an event of default as described in Section 7.01 of the Loan Agreement.

VI. Defined Terms. Terms used herein that are defined in the Loan Agreement shall have the same meanings herein, unless the context otherwise requires.

VII. Reaffirmation of Loan Agreement. This Third Amendment shall be deemed to be an amendment to the Loan Agreement, and the Loan Agreement, as amended hereby, is hereby ratified, adopted and confirmed in each and every respect.

VIII. Governing Law. THIS THIRD AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE
APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. This Third Amendment has been entered into in Harris County, Texas, and it shall be performable for all purposes in Harris County, Texas. Courts within the State of Texas shall have jurisdiction over any and all disputes between the Borrower and the Bank, whether in law or equity, including, but not limited to, any and all disputes arising out of or relating to this Third Amendment or any other Loan Documents; and venue in any such dispute whether in federal or state court shall be laid in Harris County, Texas.

IX. Severability. Whenever possible each provision of this Third Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Third Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Third Amendment.

X. Execution in Counterparts. This Third Amendment may be executed in any number of counterparts and by the different parties on separate counterparts on different dates, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same agreement.

XI. Section Captions. Section captions used in this Third Amendment are for convenience of reference only, and shall not affect the construction of this Third Amendment.

XII. Successors and Assigns. This Third Amendment shall be binding upon the Borrower, the Bank and its respective successors and assigns, and shall inure to the benefit of the Borrower, the Bank and the respective successors and assigns of the Bank.

XIII. Non-Application of Chapter 346 of Texas Finance Code. The provisions of Chapter 346 of the Texas Finance Code are specifically declared by the parties hereto not to be applicable to the


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Loan Agreement, this Third Amendment or any of the other Loan Documents or to the transactions contemplated hereby.

XIV. Notice. THE LOAN AGREEMENT, AS HEREBY AMENDED, EMBODIES THE ENTIRE AGREEMENT BETWEEN THE BORROWER AND THE BANK AND SUPERSEDES ALL PRIOR PROPOSALS, AGREEMENTS AND UNDERSTANDINGS RELATING TO THE SUBJECT MATTER HEREOF. THE BORROWER CERTIFIES THAT IT IS RELYING ON NO REPRESENTATION, WARRANTY, COVENANT OR AGREEMENT EXCEPT FOR THOSE SET FORTH IN THE LOAN AGREEMENT, AS HEREBY AMENDED, AND THE OTHER DOCUMENTS PREVIOUSLY EXECUTED IN CONNECTION THEREWITH.

           IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed as of the day and year first above written.


                                       BORROWER:

                                       SAN JUAN PARTNERS, L.L.C.

                                       By:  O'Sullivan Oil & Gas Company, Inc.
                                            Its Sole Manager


                                            By:
                                               ---------------------------------
                                               C.N. O'Sullivan
                                               President



                                       BANK:

                                       BANK ONE, TEXAS, N.A.


                                       By:
                                          --------------------------------------
                                          Steve Shatto
                                          Vice President


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